Exhibit 10.2 CONFORMED COPY

Dated 8 May 2007

Shire plc

and

ABN AMRO Bank N.V. and NM Rothschild & Sons Limited (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture)

and

Barclays Bank PLC

and

Citigroup Global Markets Limited

and

Goldman Sachs International

and

Morgan Stanley & Co. International plc

and

Others

AMENDING SUBSCRIPTION AGREEMENT

U.S.$1,000,000,000
2.75 per cent Convertible Bonds due 2014
(subject to an increase by up to a further U.S.$100,000,000 pursuant to the exercise of an over-allotment option described herein)
convertible into ordinary shares of Shire plc

Linklaters

Ref: CJXW/AKG

Linklaters LLP

Shire plc (the “Issuer”)
U.S.$1,000,000,000
2.75 per cent Convertible Bonds due 2014
(subject to an increase by up to a further U.S.$100,000,000 pursuant to the exercise of an over-allotment option described herein)

Amending Subscription Agreement

To:
ABN AMRO Bank N.V. and NM Rothschild & Sons Limited (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture) (“ABN AMRO Rothschild”);
Barclays Bank PLC (“Barclays”);
Citigroup Global Markets Limited (“Citi”);
Goldman Sachs International (“Goldman Sachs International”);
Morgan Stanley & Co. International plc (“Morgan Stanley” and together with ABN AMRO Rothschild, Barclays, Citi and Goldman Sachs International, the “Joint Lead Managers”);

Deutsche Bank AG and The Royal Bank of Scotland plc, (together with the Joint Lead Managers, the “Managers”),

c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB

8 May 2007

Dear Sirs

Shire plc and the Managers entered into a subscription agreement dated 2 May 2007 (the “Subscription Agreement”). The parties to this agreement (the “Agreement”), being the same parties to the Subscription Agreement, hereby agree to amend the Subscription Agreement as set out herein.

1	Over-allotment Option

On the terms and subject to the conditions of the Subscription Agreement, the Issuer granted to the Joint Lead Managers an option to subscribe all or any of the U.S.$100,000,000 principal amount of the Optional Securities solely to cover over-allotments at any time on or prior to 7 May 2007.  The Issuer and the Managers hereby agree to extend the date by which the Over-allotment Option shall be exercisable to any time on or prior to 8 May 2007.

2	Subscription Agreement

For the avoidance of doubt, the terms and conditions of the Subscription Agreement remain in full force and effect, save for the amendment set out in Clause 1 of this Agreement.

3	Deemed Incorporation

Clauses 14 to 20 (inclusive) of the Subscription Agreement shall be deemed incorporated into this Agreement.

4	Definitions

Terms defined in the Subscription Agreement have the same meaning in this Agreement except where otherwise defined.

Yours faithfully

SHIRE PLC

By:  SIMON GIBBINS

Accepted as of the date hereof at London, England:

ABN AMRO BANK N.V. and NM ROTHSCHILD & SONS LIMITED (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture)

By: JULIAN HALL

BARCLAYS BANK PLC

By: RICHARD JOHNSON

CITIGROUP GLOBAL MARKETS LIMITED

By: RUPERT MITCHELL

GOLDMAN SACHS INTERNATIONAL

By: SILJE EINERKJAER

MORGAN STANLEY & CO. INTERNATIONAL PLC

By: MANDY DE FILIPPO

DEUTSCHE BANK AG

THE ROYAL BANK OF SCOTLAND PLC

Each by its duly authorised attorney:

By: SILJE EINERKJAER